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                                                                     EXHIBIT 8.1




                                December 22, 2000



Digital Biometrics, Inc.
5600 Rowland Road
Minnetonka, Minnesota   55343

Re: Form S-4 Registration Statement and Agreement and Plan of Merger of Digital Biometrics, Inc. and Visionics Corporation

Ladies & Gentlemen:

         We have acted as counsel to each of Digital Biometrics, Inc., a Delaware corporation ("DBI") and VC Acquisition Corp. ("Merger Sub") a wholly-owned subsidiary of DBI, in connection with that certain Agreement and Plan of Merger by and among Visionics Corporation, a New Jersey corporation ("Visionics"), DBI and Merger Sub, dated as of October 18, 2000, (the "Merger Agreement").

         Pursuant to the Merger Agreement, among other things, (a) Merger Sub will merge with and into Visionics, causing Visionics (as the surviving corporation) to become a wholly-owned subsidiary of DBI (the "Merger") and (b) the shareholders of Visionics will receive shares of DBI common stock (and cash in lieu of any fractional shares) in exchange for their shares of Visionics common stock; all as discussed in the Form S-4 Registration Statement under the Securities Act of 1933 as filed by DBI. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Merger Agreement and the registration statement on Form S-4, as filed with the Securities and Exchange Commission as of the date hereof (together, with all exhibits and amendments thereto, the "Registration Statement").

         This letter contains our opinion with respect to certain federal income tax consequences of the Merger. In formulating our opinion, we examined such documents as we deemed appropriate, including (a) the Merger Agreement and (b) Registration Statement. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Visionics, DBI and Merger Sub.

         Our opinion set forth below assumes (a) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement; (b) the accuracy of the statements, facts and undertakings concerning the Merger set forth in the the Registration



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Digital Biometrics, Inc.
December 22, 2000
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Statement; (c) the consummation of the the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement and (d) the accuracy of (i) the representations made by Visionics, which are set forth in the certificate to be delivered to us by Visionics, and to be dated as of the Closing Date (the "Visionics Certificate"); and (ii) the representations made by DBI, which are set forth in the certificate to be delivered to us by DBI, and to be dated as of the Closing Date (the "DBI Certificate").

         Based upon the facts and statements set forth above, our examination and review of the documents and certificates referred to above and in reliance upon such certificates, and subject to the assumptions set forth above and in the Registration Statement and the limitations and further assumptions set forth below and in the Registration Statement, it is our opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement, insofar as they constitute statements of law or legal conclusions, accurately summarize the material United States income tax consequences of the Merger to a Visionics shareholder. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences of the Merger", subject to the assumptions and limitations contained therein.

         The foregoing opinions are subject to the following qualifications and exceptions:

                  (a) Our opinions are based upon current provisions of the Code, the Treasury Regulations issued thereunder and now in effect, current administrative rulings and practice of the Internal Revenue Service ("IRS") and judicial authority, all of which are subject to change at any time with retroactive effect. Our opinion is not binding on the IRS. Accordingly, there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that our opinions will be upheld by the courts if challenged by the IRS.

                  (b) Except as specifically set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the Merger with respect to any person.

                  (c) Any change in applicable laws or facts and circumstances surrounding the the Merger, or any inaccuracy in the statements, facts, undertakings, assumptions and representations on which we have relied, including without limitation those contained in the Merger Agreement, the Registration Statement, the DBI Certificate and the Visionics Certificate, may affect the continuing validity of the opinions set forth herein. We assume no responsibility



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Digital Biometrics, Inc.
December 22, 2000
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         to inform you of any such change or inaccuracy that may occur or come to our attention.

                  (d) In addition to the assumptions set forth above, we have assumed (i) the authenticity of all documents submitted to us as originals; (ii) the genuineness of all signatures; (iii) the legal capacity of natural persons; (iv) the conformity to the originals of all documents submitted to us as copies; (v) that the Merger Agreement and all other documents and certificates examined by us have been duly and validly authorized, executed and delivered by, and are legal, valid and binding on and enforceable against, each of the parties thereto other than DBI and Merger Sub; and (vi) that the Merger will be effected in accordance with the terms of the Merger Agreement and as described in the Registration Statement.

                  (e) We are members of the bar of the State of Minnesota. Our opinions set forth herein are limited to the present internal laws of the State of Minnesota and the federal income tax laws applicable to corporate reorganizations thereunder. Therefore, we express no opinion with respect to any matter that may be governed by any other laws of any jurisdiction, including without limitation the validity of any agreement, the enforceability thereof, or whether a breach or default thereof has occurred or may occur.

                  (f) This opinion is rendered only to you, and is solely for your use and the use of your shareholders in connection with the Registration Statement. This opinion may not be relied upon by you or your shareholders for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. The opinions set forth above are rendered as of the date of this letter and we do not undertake any obligation to update the opinions contained herein.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the use of the name of our firm therein under the headings "Material Federal Income Tax Consequences of the Merger -- Consequences of the Merger to Visionics Shareholders;" " -- Consequences of the Merger to Holders of Visionics Options" and " -- Consequences of the Merger to DBI and DBI Stockholders" and to the incorporation by reference of this consent into any subsequent Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/  MASLON EDELMAN BORMAN & BRAND, LLP